Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 30, 2025 relating to the combined financial statements of the Versant businesses of Comcast Corporation, appearing in Versant Media Group, Inc.’s Registration Statement on Form 10 (File No. 001-42856).

/s/ Deloitte & Touche LLP

Philadelphia, PA

January 9, 2026